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                                                                   EXHIBIT 10.6


                          AGREEMENT NOT TO COMPETE

         THIS AGREEMENT NOT TO COMPETE (the "Agreement") is made and entered into effective as of the 27 day of August, 1995, by and between Robert D. Lurie ("Lurie"), and Corporate Child Care, Inc., a Tennessee corporation ("Company").

                            W I T N E S S E T H:

         For and consideration of $500,000 payable in yearly installments of $100,000 per year beginning on the sooner of January 1, 1999 or the date of the closing of an initial public offering of the Company's Common Stock.


         1. For a period of five (5) years from the date of termination of Lurie's employment with the Company for any reason, or any of its affiliates or successors, for any reason, Lurie shall not directly or indirectly engage in any business or activity that competes, directly or indirectly, with the business in which the Company or any of its affiliates or successors is engaged on the date hereof or on the date of termination in the geographic areas of the United States in which the Employee worked or for which the Employee was responsible during the term of his employment, whether alone, as a partner, officer, director, employee, consultant, as holder of a beneficial interest in any such business or activity or by any other means. This paragraph does not prohibit Lurie from making a purely passive investment not to exceed (or to be capable of exceeding by exercise of conversion or similar rights) a five percent (5%) interest in any such entity in competition with the Company.

         2. During the period of Lurie's employment with the Company, or any of its affiliates or successors, and for a period of 5 years thereafter, Lurie shall not divert or attempt to divert from the Company or any of its affiliates any business of any kind in which such entities are engaged, or induce or attempt to induce any person who is an employee of the Company or any of its affiliates to leave the employ of any such entity.

         3. Lurie will not, directly or indirectly, supply or divulge to any person, firm, association or corporation, or use in any way detrimental to the Company or any of its affiliates, any of the Company's or its affiliates' trade secrets or other nonpublic information, including but not limited to the Company's or its affiliates' methods of conducting or obtaining business, its methods of advertising or promoting the Company's or its affiliates' business, or the names of any of the Company's or its affiliates' customers or any list of such customers or the names of any other persons who have dealt with the Company or any of its affiliates or who are prospective customers of the Company or any of its affiliates.

         4. Lurie shall not, without the prior written consent of the Company, disclose to any person, other than a person to whom Lurie has been ordered to disclose in connection with any
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judicial or administrative proceeding or inquiry, any confidential information obtained by Lurie with respect to any of the Company's or its affiliates' services, products, improvements, designs or styles, customers, methods of marketing or distribution, systems, procedures, plans, proposals, policies or methods.

         5. Lurie acknowledges that compliance with this Agreement is necessary to protect the business, goodwill and proprietary interests of the Company and its affiliates and recognizes that irreparable injury will result to the Company and its affiliates in the event of a breach of this Agreement. For the reasons mentioned above, Lurie agrees that the Company shall be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation of the terms of this Agreement by Lurie, his partners, agents, servants, employers, employees and all persons acting for or with him.

         6. Lurie hereby declares that he has read the terms of this Agreement, understands and fully accepts said terms, and executes this Agreement as his free and voluntary act.

         7. In the event that any provision of this Agreement is declared invalid or unenforceable, such invalidity or unenforceability shall in no way affect the validity or enforceability of any other provision. In the event any of the restrictions set forth in this Agreement cannot be legally enforced for the period of time specified, such fact shall not affect the applicability of such restrictions for a reasonable period of time.

         8. This Agreement shall be construed in accordance with the laws of the State of Tennessee, applicable to contracts to be wholly performed in such state. The appropriate state or federal court located in Nashville, Tennessee, shall have exclusive jurisdiction over all matters arising under this Agreement.

         9. For the purposes of this Agreement, "affiliates" shall mean any person, corporation or other entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company.


                                           /s/ Robert D. Lurie
                                           ------------------------------------
                                           ROBERT D. LURIE


                                           CORPORATE CHILD CARE, INC.

                                           By: /s/ Marguerite W. Sallee
                                              ---------------------------------

                                           Title: President and CEO
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